LOAN AGREEMENT

THIS AGREEMENT made as of the second day of January 5, 2005.

BETWEEN:

QMI Manufacturing. Inc., a corporation having its office at 202-11 Burbidge Street, Coquitlam, British Columbia, V3K 7B2.

(hereinafter called “QMI”)

OF THE FIRST PART

AND:

TNB Enterprises Ltd., a corporation having its registered offices at11631 Blundell Road, Richmond, BC V6Y 1L4.

(hereinafter referred to as the "Lender")

OF THE SECOND PART

WHEREAS:

A.

QMI requires funds to meet manufacturing and working capital commitments; and

B.

The Lender and QMI have agreed that the Lender shall loan to QMI the sum of CND$200,000.00 (Two Hundred Thousand Canadian Dollars) on the terms and conditions set out in this Agreement.

NOW THEREFORE this Agreement witnesseth that for and in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.

The Lender agrees to loan the sum of $200,000 in Canadian funds (the “loan”) to QMI on the terms and conditions set out in this Agreement as per the following schedule;

(i)

CAD$200,000 upon execution of this agreement;

2.

The principal and any interest due on the loan shall be payable in cash in full as described in the Promissory Notes attached as Schedule A.

3.

The Loan shall bear no interest, and the Loan shall be evidenced by a promissory note (the “Note”) in the form attached hereto as Schedule “A”, which will be delivered by QMI to the Lender at the time the Loan is disbursed by the Lender to QMI.

4.

QMI represents and warrants to the Lender that:

(a)

QMI is a corporation duly incorporated, validly existing and in good standing under the laws of British Columbia;

(b)

QMI has all requisite corporate power and authority to enter into this Agreement and to carry out the obligations contemplated herein and therein;

(c)

this Agreement has been duly and validly authorized, executed and delivered by QMI and is a valid obligation of it, shall, upon execution and delivery by QMI, be duly and validly authorized, executed and delivered by QMI and shall be valid obligations of it;

(d)

no Event of Default (as hereinafter defined) and no event which, with the giving of notice or lapse of time would become an Event of Default, has occurred or is continuing; and

(e)

neither this Agreement nor any document to be delivered pursuant to this Agreement by QMI nor any certificate, report, statement or other document furnished by QMI in connection with the negotiation of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to sate a material fact necessary to make the statements contained herein or therein not misleading.

5.

All representations and warranties made herein will survive the delivery of this Agreement to the Lender and no investigation at any time made by or on behalf of the Lender shall diminish in any respect whatsoever its rights to rely on those representations and warranties.  All statements contained in any certificate or other instrument delivered by or on behalf of QMI under or pursuant to this Agreement will constitute representations and warranties made by QMI thereunder.

6.

QMI covenants and agrees with the Lender that, at all times during the currency of this Agreement, it will:

(a)

pay the principal sum, any interest and all other monies required to be paid to the Lender pursuant to this Agreement in the manner set forth herein;

(b)

duly observe and perform each and every of its covenants and agreements set forth in this Agreement, the GSA and the Note;

(c)

provide the Lender with immediate written notice of any Event of Default (as hereinafter defined); and

(d)

do all things necessary to obtain and maintain this Agreement and any other document executed by QMI from time to time evidencing or securing indebtedness of QMI to the Lender in good standing and make payment of all fees and charges in respect thereto.

7.

The principal balance of the Loan, costs and any other money owing to the Lender under this Agreement will become payable to the Lender, unless otherwise waived in writing by the Lender, in any of the following events (each an “Event of Default”):

(a)

if QMI defaults in any payment when due under this Agreement;

(b)

if QMI becomes insolvent or makes a general assignment for the benefit of its creditors, or if any order is made or an effective resolution is passed for the winding-up, merger or amalgamation of QMI or if QMI is declared bankrupt or if a custodian or receiver be appointed for QMI under the applicable bankruptcy or insolvency legislation, or if a compromise or arrangement is proposed by QMI to its creditors or any class of its creditors, or if a receiver or other officer with like powers is appointed for QMI; or

(c)

if QMI defaults in observing or performing any other covenant or agreement of this Agreement on its part to be observed or performed.

8.

Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered to a party hereto at the address for such party specified above.  The date of receipt of such notice, demand or other communication shall be deemed to be three days following the date of delivery to such party, unless hand delivered, in which case the date of receipt shall be deemed to be the date of delivery.  Each notice, demand or other communication required or permitted to be given under this Agreement may be delivered by facsimile or email at the facsimile number or email specified above and shall be deemed to have been received at the time the facsimile or email is transmitted to the recipient.

9.

The parties may at any time and from time to time notify the other party in writing of a new address, facsimile number or email address to which notice shall be given to it thereafter until further change.

10.

Unless otherwise noted herein, each of the parties hereto agrees to pay its own costs, expenses and fees (including, without limitation, legal counsel fees) incurred in connection with the preparation, execution and consummation of this Agreement.

11.

This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

12.

Each of the parties covenants and agrees, from time to time and at all times, to do all such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms and intent of this Agreement.

13.

Time shall be of the essence in the performance of this Agreement.

14.

If any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

15.

This Agreement and all provisions hereof shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

16.

No consent or waiver expressed or implied by any party in respect of any breach or default by any other party shall be deemed or construed to be a consent to or a waiver of any other breach or default whatsoever.

17.

No rights or obligations under this Agreement may be assigned by either party without the prior written consent of the other party.

18.

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

19.

All dollar amount referred to in this Agreement are in lawful money of Canada unless otherwise indicated.

20.

Signature of this Agreement may be made in counterparts and delivered by facsimile or email transmission and if so delivered, the facsimile or email signature shall be deemed to be an original signature of that party, and all documents, when taken together, shall be deemed one and the same agreement.

IN WITNESS WHEREOF this Agreement was executed by the parties hereto as of the day and year first above written.

QMI MANUFACTURING INC.

Per:
/s/ Raymond Wood
Authorized Signatory

TNB ENTERPRISES LTD.

Per:
/s/ Jit Badyal
Authorized Signatory

Schedule “A”

PROMISSORY NOTE

$200,000 Canadian Dollars

Principal Amount

Vancouver, British Columbia

FOR VALUE RECEIVED QMI MANUFACTURING INC., a corporation having its offices at #202 –11 Burbidge Street, Coquitlam, B.C., V3K 7B2 (the “Borrower”) hereby unconditionally promises to pay to the order of TNB ENTERPRISES LTD., (the “Lender”) at the offices of the Lender located as of the date hereof at at11631 Blundell Road, Richmond, BC V6Y 1L4, the principal amount of two hundred thousand Canadian dollars  (CAD$200,000) (the “Principal Amount”), pursuant to the terms of the loan agreement (the “Loan Agreement”) between the Borrower and the Lender dated January 5, 2005

The Borrower hereby expressly waives the presentation, demand, protest, notice of default, notice of acceleration and any other notice of any kind hereunder.

The Borrower acknowledges the receipt of $200,000 Canadian Dollars from the Lender as per the terms herein.

The Borrower is entitled to prepay this Promissory Note, in whole or in part, without notice or penalty at any time as set forth in the Loan Agreement.

This Promissory Note shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in such Province and for the purpose of legal proceedings this Promissory Note shall be deemed to have been made in the Province of British Columbia and be performed there and the courts of that

Province shall have jurisdiction over all disputes which may arise under this Promissory

Note, provided always that nothing contained herein shall prevent the Lender from proceeding at its election against the Borrower or in the courts of any other province of

Canada.

This Promissory Note is not assignable by either party without the prior written consent of the Lender.

Executed by the Borrower under its common seal and under the hands of its duly authorized officers this day of January 5, 2005.

QMI MANUFACTURING INC.

Per:
/s/ Raymond Wood
Authorized Signatory